UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2015 (August 14, 2015)

ACCELERIZE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch Street, Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 515-2141

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2015, Accelerize Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Craig-Hallum Capital Group LLC (“Craig-Hallum”), pursuant to which Craig-Hallum agreed to serve as the exclusive agent of the Company, on a commercially reasonable efforts basis, in connection with an offering of shares of the Company’s common stock and warrants to purchase shares of the company’s common stock (the “Offering”). On August 14, 2015, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with investors in the Offering (the “Investors”) to purchase an aggregate of 2,145,000 shares of the Company’s common stock at a price of $1.00 per share (the “Shares”). On August 14, 2015, the Company also entered into a warrant purchase agreement (the “Warrant Purchase Agreement”) with the Investors to purchase warrants to acquire up to an aggregate of 1,287,000 shares of the Company’s common stock at a price of $0.00001 per warrant share covered by such warrant (the “Warrants”). The Warrants are immediately exercisable from the closing of the Offering for a five year period at an exercise price of $1.32 per share for cash or on a cashless basis if, commencing six months after the closing of the Offering, a registration statement covering the shares issuable upon exercise of the Warrants is unavailable. The closing of the Offering is expected to occur on or about August 19, 2015, subject to the satisfaction of customary closing conditions.  For its services in the Offering, Craig-Hallum will receive a fee equal to 7% of the gross proceeds raised in the Offering and an expense allowance of up to $110,000. The net proceeds to the Company from the Offering, after deducting Craig-Hallum’s fees and expenses and the Company’s estimated Offering expenses, are expected to be approximately $1.7 million.

The Shares will be issued pursuant to a prospectus supplement dated as of August 14, 2015, which will be filed with the Securities and Exchange Commission, or the SEC, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. No. 333-195494), which became effective on June 26, 2014, and the base prospectus dated as of June 26, 2014 contained in such registration statement. The Warrants will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the Warrants for investment and not resale and the Company took appropriate measures to restrict the transfer of the Warrants. The Warrants have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. In connection with the Offering, the Company also agreed to file a registration statement for the resale of the shares issuable upon exercise of the Warrants within 30 days following the closing date of the Offering and to use its reasonable best efforts to cause such registration statement to be declared effective within 90 days following the closing date (or 120 days following the closing date if the SEC determines to review the registration statement). This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the Placement Agency Agreement, Securities Purchase Agreement and Warrant Purchase Agreement are filed as Exhibits 1.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing summaries of the Placement Agency Agreement, Securities Purchase Agreement and Warrant Purchase Agreement are subject to, and qualified in their entirety by reference to, such exhibits. The Placement Agency Agreement, Securities Purchase Agreement and Warrant Purchase Agreement contain representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and the descriptions of the Warrant and Warrant Purchase Agreement therein are incorporated herein.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Current Report on Form 8-K states that the Offering is expected to close on or about August 19, 2015. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Placement Agency Agreement, dated as of August 14, 2015, between the Company and Craig-Hallum Capital Group LLC.

5.1	Opinion of Sullivan & Worcester LLP.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Warrant Purchase Agreement.

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE INC.

By:	/s/ Brian Ross

Name:	Brian Ross

Title:	President and Chief Executive Officer

Date: August 14, 2015